                                                                     Exhibit 4.1

                                                             English Translation

                                     [FRONT]

                  SHARE CERTIFICATE REPRESENTING COMMON SHARES
                                       OF
                                  GMARKET INC.

                                                                   [__] Issuance

                                                            Certificate No.: ___

                                    One Share

                                 ONE HUNDRED WON

1. Name of Issuer:                    Gmarket Inc.

1. Date of Incorporation of Issuer:   April 7, 2000

1. Number of Authorized Shares:       200,000,000

1. Par Value:                         100 Won

1. Type of Shares:                    Common Shares in Registered Form

1. Issuance Date:

This share certificate has been issued and delivered to the shareholder whose name appeared hereinbelow to certify that such shareholder is the holder of one common share of the Issuer in accordance with the articles of incorporation of the Issuer.

                                     GMARKET INC.

                                     Representative Director Young Bae Ku

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
                                      DATE OF
         TO: [SHAREHOLDER]           ISSUANCE
----------------------------------   --------
DATE OF     NAME OF     WITNESS OF    DATE OF     NAME OF     WITNESS OF
 ENTRY    SHAREHOLDER      ENTRY       ENTRY    SHAREHOLDER      ENTRY
-------   -----------   ----------   --------   -----------   ----------
[ ]                                  [ ]

[ ]                                  [ ]

Please do not make any marks or otherwise taint the portion below as it will be computer processed.


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